Exhibit 32.1
Certifications Under Section 906
          Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, chapter 63 of title 18, United States Code), each the undersigned officers of AMICAS, Inc. (the “Company”), does hereby certify that to such officer’s knowledge, that:
          (1) The Quarterly Report on Form 10-Q for the three months ended Septebmer 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stephen N. Kahane, M.D., M.S.	November 9, 2009

Stephen N. Kahane, M.D., M.S.
Chief Executive Officer

/s/ Kevin C. Burns	November 9, 2009

Kevin C. Burns
Chief Financial Officer